SOFTWARE LICENSE AGREEMENT

         This SOFTWARE LICENSE AGREEMENT (the "Agreement") is made and entered into effective as of the 31st day of January, 1999 (the "Effective Date"), by and between AXYS PHARMACEUTICALS, INC., a Delaware corporation having a principal place of business at 180 Kimball Way, South San Francisco, California 94080 ("Axys"), and PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation having a place of business at 3151 17th Street Extension, Wilmington, North Carolina 28412 ("Licensee"). Axys and Licensee may be referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, Sequana Therapeutics, Inc., as a wholly-owned subsidiary of Axys Pharmaceuticals, Inc., has developed certain software and data relating to the sequencing and study of genes with applications in the field of Pharmacogenomics; and

         WHEREAS, Axys has licensed (with right of sublicense) all of the intellectual property Controlled by Sequana Therapeutics, Inc., including without limitation rights in the Axys Software (as defined below); and

         WHEREAS, Licensee desires to obtain certain license rights to such software and database for use in the field of Pharmacogenomics and Axys is willing to grant such rights upon the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    AGREEMENT

1.       DEFINITIONS.

         1.1 "AXYS DERIVATIVES" means Derivative Works of the Axys Software or Database created by or for Axys including, without limitation, bug fixes, error corrections, new developments and improvements with respect thereto, but specifically excluding any Licensee Derivatives. For clarity, the parties acknowledge that, unless otherwise agreed in writing by the parties, any software code written by Axys for Licensee pursuant to a software development agreement between Axys and the Licensee shall not be deemed to be included within the meaning of the term "Axys Derivatives" and shall not be subject to this Agreement.

         1.2 "AXYS SOFTWARE" means the software Controlled by Axys which is set forth in Exhibit 1.3 including, without limitation, the Gene Trials Software, LIMS Software, Target Validation System V.1 and Target Validation System V.2.

         1.3 "CONFIDENTIAL INFORMATION" means any and all proprietary and confidential information of either Party, whether technical or non-technical, including patent, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services, and includes, without limitation, each Party's respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information, whether in oral, written, graphic or electronic form. Notwithstanding the foregoing, the Axys Software and Database shall be deemed the

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Confidential Information of Axys. In addition, Axys Derivatives shall be deemed the Confidential Information of Axys and Licensee Derivatives shall be deemed the Confidential Information of Licensee.

         1.4 "CONTROLLED" means, with respect to any material, information or intellectual property right, that Axys owns, has a license to or otherwise has lawful access to such material, information or intellectual property right, and has the ability to grant to PPGx access, a license, or a sublicense to such material, information or intellectual property right as provided for in the Agreement without violating an agreement with a Third Party as of the Effective Date.

         1.5 "DATABASE" means (i) the compilation of data and other information contained in Axys' proprietary Allele Frequency Database as of the date of the initial delivery (as set forth in Section 5.1 (Initial Delivery)) including, without limitation, genetic and associated data, including sequences, pertaining to single nucleotide polymorphisms and medical and general demographic data on reference populations, and (ii) raw uncompiled data collected, as of the date of the initial delivery (as set forth in Section 5.1 (Initial Delivery)), in connection with the compilation of data comprising such Allele Frequency Database, whether collected by questionnaire or otherwise. For clarification, "Database" does not include any Axys Software or Third Party Software. The Database shall include, without limitation, the polymorphisms listed in the schedules delivered to Licensee by Axys by confidential letters dated January 26 and 28, 1999.

         1.6 "DERIVATIVE WORK" shall mean a work which is based on one or more pre-existing software programs or other works of authorship, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion or any other form in which such software or work may be recast, transformed, or adapted, and which, if prepared without the authorization of the owner of the copyright in the software, would constitute a copyright infringement.

         1.7 "DOCUMENTATION" means any existing and available documentation of Axys for the Axys Software and Database, whether in printed or electronic format. By way of illustration, such Documentation may include a description of the full development environment, revision history, source code control systems, validation test plans, user manuals and all material SOP's in effect during the development of the Axys Software and Database, but only to the extent that such documents are existing and in Axys' possession or control as of the date of the initial delivery (as set forth in Section 5.1 (Initial Delivery)).

         1.8 "INTELLECTUAL PROPERTY RIGHTS" means any and all intellectual property rights in any country or jurisdiction worldwide arising under statutory law, common law or by contract and whether or not perfected, including without limitation all (i) patents, patent applications, and patent rights; (ii) rights associated with works of authorship including copyrights, copyright applications, copyright registrations; (iii) rights relating to the production of trade secrets and confidential information; (iv) any rights analogous to these set forth in this Section 1.7 and any other proprietary rights relating to intellectual property; and (v) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, used or acquired.

         1.9 "LICENSEE DERIVATIVES" means Derivative Works of the Axys Software or Database created by or for Licensee or its sublicensees and including, without limitation, bug fixes, error corrections, new developments and improvements relating thereto, but specifically excluding the Axys Software, the Database and any Axys Derivatives. A Derivative Work will not be considered a Licensee Derivative if (i) a programmer, reasonably skilled in the art, could not trace the Derivative Work to the Axys Software from either its literal form or based upon its features or functionality; or (ii) the database does not contain substantial elements or portions of the Database.



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         1.10 "LIMS SOFTWARE" shall mean the LIMS Software, a component of the
Axys Software, as set forth in Exhibit 1.3.

         1.11 "PHARMACOGENOMICS" shall have the meaning set forth in the Technology Transfer and License Agreement executed by and between Axys Pharmaceuticals, Inc. and PPGx, Inc. on February 1, 1999.

         1.12 "TARGET VALIDATION SYSTEM V.1" means version 1 of a component of the Axys Software including the human-readable source code, machine-executable object code, compiled database and any related Documentation.

         1.13 "TARGET VALIDATION SYSTEM V.2" means version 2 of a component of the Axys Software currently under development by Axys including the human-readable source code, machine-executable object code, compiled database and any related Documentation.

         1.14 "THIRD PARTY SOFTWARE" means the third party software required to perform or operate the Axys Software or Database including, without limitation, the third party software described in Exhibit 1.14 (Third Party Software).

2.       LICENSE GRANTS AND RESTRICTIONS.

         2.1 LICENSE GRANTS.

                  (A) AXYS SOFTWARE AND DATABASE. Subject to the terms and conditions of this Agreement, Axys hereby grants to Licensee a restricted, exclusive (except as set forth in Section 2.3 (Reservation of Rights)), fully-paid, royalty-free, worldwide, nontransferable (except as set forth in Section 12.9 (Assignment)), perpetual, irrevocable (except as set forth in
Section 11.2 (Axys Termination for Breach)) license to use, reproduce, perform, display publicly, create Derivative Works of, distribute and sublicense (through multiple tiers of sublicensees) the Axys Software and Database solely for use in the field of Pharmacogenomics. Notwithstanding any contrary provision of this Agreement, Licensee's right to use, reproduce, perform, display publicly, create Derivative Works of, distribute and sublicense (through multiple tiers of sublicensees) the LIMS Software and the Target Validation System V.1 and V.2 shall not be restricted to use in the field of Pharmacogenomics.

                  (B) THIRD PARTY SOFTWARE. Subject to the terms and conditions of this Agreement and the applicable Third Party Software license agreement, Axys hereby grants to Licensee a sublicense to such Third Party Software consistent with the rights granted to, and obligations and restrictions imposed on, Axys by the applicable Third Party Software licensor. In the event Axys does not have the right to grant such sublicenses, Axys shall use commercially reasonable efforts to assist Licensee in obtaining at Licensee's expense such required licenses directly from the Third Party Software licensor.

         2.2 LICENSE RESTRICTIONS. Licensee shall not, directly or indirectly, use, distribute or sublicense the Axys Software, Database or Licensee Derivatives (so long as they remain Licensee Derivatives) for use outside of the field of Pharmacogenomics. All proprietary rights notices on the Axys Software and Database shall be reproduced and applied to all authorized copies, including Licensee Derivatives. In addition, Licensee's rights to sublicense the Axys Software, Database and Licensee Derivatives shall be subject to the restrictions imposed in Section 4 (Sublicensing of the Axys Software and Database).

         2.3 RESERVATION OF RIGHTS. Notwithstanding any contrary provision of this Agreement, the license of the LIMS Software and the Target Validation System V.1 and V.2 to Licensee is nonexclusive. Axys also hereby expressly reserves the right to use, reproduce,


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

perform, display publicly, create Derivative Works of, distribute and license (through multiple tiers of sublicensees) the Axys Software, Database and any Axys Derivatives for any purpose or activity outside the field of Pharmacogenomics and in Axys' internal drug discovery and development activities. In no event shall Licensee's exclusive rights granted under Section
2.1 affect in any manner any licenses to the Axys Software, Database or Axys Derivatives granted by Axys prior to the Effective Date, it being acknowledged by the parties that Licensee is being granted such exclusive rights under
Section 2.1 only as Axys is able to grant as of the Effective Date. To the extent that such information is not confidential, Axys shall identify such licensees and provide to PPGx a summary description of the rights granted to them by Axys, in Schedule 2.3 attached hereto. Any such information disclosed to PPGx shall be deemed to be the Confidential Information (as such term is defined in Article 10 herein) of Axys.

3.       OWNERSHIP.

         3.1 AXYS OWNERSHIP. Licensee agrees that Axys shall retain its sole and exclusive ownership of all right, title and interest to the Axys Software, Database and any Axys Derivatives, and including all Intellectual Property Rights thereto, but specifically excluding any Third Party Software contained therein. Except for the rights expressly enumerated herein, Axys does not grant any Intellectual Property Rights or any other rights or licenses with respect to the Axys Software and Database.

         3.2 LICENSEE OWNERSHIP OF LICENSEE DERIVATIVES. Axys agrees that Licensee shall retain the sole and exclusive ownership of all right, title and interest to any Licensee Derivatives, and including any Intellectual Property Rights thereto, but specifically excluding the Axys Software, Database and any Third Party Software contained therein.

         3.3 THIRD PARTY SOFTWARE. Both Parties acknowledge and agree that, except for the licenses granted in the applicable Third Party Software license agreement, the licensors of such Third Party Software shall retain all right, title and interest including any Intellectual Property Rights, to its Third Party Software.

4.       SUBLICENSING OF THE AXYS SOFTWARE AND DATABASE.

         4.1 LICENSEE SOURCE CODE SUBLICENSE. Licensee acknowledges and agrees that in order to maintain the economic value of the Axys Software, any sublicense entered into by Licensee of all or any portion of the source code of the Axys Software in source code format (herein "Licensee Source Code"), and any sublicense of the source code of the Licensee Derivatives (so long as they remain Licensee Derivatives) where indicated, shall be restricted as follows:

                  (A) All such sublicenses shall be in writing and executed by the third party sublicensee and shall provide, at a minimum, that (i) the Licensee Source Code and any source code of the Licensee Derivatives is licensed, not sold, to the sublicensee and, except for the LIMS Software and Target Validation System V.1 and V.2, is for use solely in the field of Pharmacogenomics; (ii) Axys, as the original licensor, retains ownership of all copies of the Licensee Source Code; (iii) all rights not expressly granted to sublicensee are reserved for Licensee and Axys; (iv) sublicensee shall not sublicense, assign or otherwise transfer the Licensee Source Code to any third party without the prior written consent of Licensee; (v) Licensee shall retain the right to terminate the sublicense in the event the sublicensee materially breaches any term or condition; and (vi) upon termination of the sublicense, the sublicensee shall promptly destroy the Licensee Source Code and all copies.

                  (B) Axys shall be named a third party beneficiary of any sublicenses of the Licensee Source Code;

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

                  (C) The third party shall agree to use the Licensee Source Code solely for its internal purposes and agrees to maintain written records of the location of each copy of the Licensee Source Code and permit audit of such records by Licensee;

                  (D) Except as related to the LIMS Software and Target Validation System V.1 and V.2, the sublicenses shall restrict the use of the Licensee Source Code, the source code of any Licensee Derivatives, and any Derivative Works created by or for the third party, to the field of Pharmacogenomics.

                  (E) Licensee shall provide Axys the names of all sublicensees of the Licensee Source Code once every six (6) months and, upon Axys' request, will send a copy of all such sublicenses to Axys, although Licensee may delete information relating to the sublicense fees and other financial terms from such copies. The names of the sublicensees and any sublicenses provided to Axys shall be deemed the Confidential Information of Licensee. In the event any sublicensee refuses to agree that Licensee can provide its name to Axys, Licensee shall not be obligated to do so; provided that Licensee shall have to provide a copy of the sublicense with such sublicensee upon any reasonable request of Axys relating to the protection of its property or rights.

                  (F) Licensee agrees to report any violations by any third party of the confidentiality, ownership and other provisions that are important to maintain the value of the Intellectual Property Rights in the Axys Software and agrees to assist Axys at Axys' expense in enforcing such provisions.

         4.2 LICENSEE OBJECT CODE SUBLICENSE. Axys acknowledges and agrees that Licensee may sublicense the machine-executable object code of the Axys Software and/or Licensee Derivatives (so long as they remain Licensee Derivatives) in object code format (herein "Licensee Object Code") to third parties in accordance with its standard licensing practices; provided that such sublicenses only grant the third parties sublicensees the right to use such Licensee Object Code (except for the LIMS Software and Target Validation System V.1 and V.2) in the field of Pharmacogenomics and such sublicenses include prohibitions on obtaining the human-readable source code of the Axys Software through reverse engineering. Such Licensee Object Code licenses may include a source code escrow provision; provided that (i) a reputable source code escrow agency will maintain the Licensee Source Code (as defined in Section 4.1 above); (ii) the license to use the Licensee Source Code in the event the licensee rightfully receives the source code from the escrow agent shall be restricted to maintaining the Licensee Object Code (except for the LIMS Software and the Target Validation System V.1 and V.2) for use in the field of Pharmacogenomics; and (iii) Licensee agrees to promptly notify Axys of each release of the Licensee Source Code from the escrow account.

         4.3 LICENSEE DATABASE SUBLICENSE. Licensee acknowledges and agrees that in order to maintain the economic value of the Database, any sublicense entered into by Licensee of all or any portion of the Database, or any Licensee Derivatives of the Database (so long as they remain Licensee Derivatives), shall be restricted to use in the field of Pharmocogenomics and shall include prohibitions on reproducing or distributing the Database, its contents, or any part thereof, for other than internal use by the sublicensee. Notwithstanding the restrictions set forth in this Agreement, data retrieved from the Database may be manipulated, analyzed, reformatted, printed and, to the extent necessary for patent applications and for publication in scientific journals, displayed publicly and/or published by Licensee and its sublicensees; provided that the foregoing prohibition shall not preclude Licensee from creating and demonstrating marketing demos of the Database and Licensee Derivatives to third parties under appropriate confidentiality agreements.

         4.4 AXYS DATABASE LICENSE. In consideration of the amounts paid to Axys by Licensee for the Axys Software and Database, Axys hereby acknowledges and agrees that it shall


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

not license, publish or otherwise disclose the contents of the Database, in whole or in part, except as set forth in Section 2.3 (Reservation of Rights) and subject to the confidentiality restrictions set forth in Section 10.2 (Axys Software and Database Confidentiality). Any license of the Database by Axys shall include prohibitions on reproducing or distributing the Database, its contents, or any part thereof for any use that is inconsistent with Axys' reserved rights set forth in Section 2.3. Notwithstanding the restrictions set forth in this Agreement, data retrieved from the Database may be manipulated, analyzed, reformatted, printed and, to the extent necessary for patent applications and for publication in scientific journals, displayed publicly and/or published by Axys and its licensees; provided that the foregoing prohibition shall not preclude Axys from creating and demonstrating marketing demos of the Database and Axys Derivatives to third parties under appropriate confidentiality agreements.

         4.5 NO OTHER TRANSFER OF RIGHT, TITLE OR INTEREST. Except as set forth in Sections 4.1 (Licensee Object Code Sublicense), 4.2 (Licensee Source Code Sublicense), Section 4.3 (Licensee Database Sublicense) and 12.9 (Assignment), Licensee shall not grant any right, title or interest in or to the Axys Software or the Database without the prior written consent of Axys, which consent shall not be unreasonably withheld.

5.       DELIVERY AND ACCEPTANCE.

         5.1 INITIAL DELIVERY. Within thirty (30) days of the execution of this Agreement or as otherwise agreed between Axys and Licensee, Axys shall provide to Licensee: (i) one (1) copy of the Axys Software (excluding the Target Validation System V.2) in machine-executable object code; (ii) one (1) copy of the Axys Software (excluding the Target Validation System V.2) in human-readable source code; (iii) one (1) copy of the Database; and (iv) one (1) copy of any related Documentation. Such Axys Software, Database and Documentation shall be provided electronically or in such other form as mutually agreed to by the Parties.

         5.2 DELIVERY OF TARGET VALIDATION SYSTEM V.2. Upon its availability for public release, Axys shall deliver to Licensee: (i) one (1) copy of the Target Validation System V.2, in machine-executable object code; (ii) one (1) copy of the Target Validation System V.2, in human-readable source code; and (iii) one
(1) copy of any related Documentation. In addition for a period of six (6) months after the delivery of the Target Validation System V.2, Axys shall provide Licensee with bug fixes and error corrections to the Target Validation System V.2 that are developed, at Axys' sole discretion, and publicly released by Axys.

         5.3 ACCEPTANCE. Licensee acknowledges and agrees that because Licensee has had the opportunity to inspect the Axys Software, Database and related Documentation prior to execution of this Agreement, the Axys Software, Database and Documentation shall be deemed accepted upon delivery; provided, however, that Axys delivers the Axys Software that is identified in Exhibit 1.3 and the Database and Documentation that conforms to the description set forth herein. Licensee shall have a period of thirty (30) days from the respective delivery dates of the Axys Software, Database and Documentation to notify Axys, in writing, of any discrepancies in the Axys Software, Database and Documentation delivered by Axys to Licensee. Licensee's sole and exclusive remedy, and Axys' sole and exclusive obligation, regarding any identified discrepancies in such delivery shall be for Axys to promptly resolve the discrepancies and redeliver as promptly as practical such of the Axys Software, Database and Documentation to Licensee as is necessary to fulfill Axys' delivery obligations hereunder.

6.       PAYMENT AND TAXES.

         6.1 LICENSEE FEES. In consideration of the licenses and other rights granted to Licensee herein, Licensee shall pay to Axys a one-time, non-refundable license fee of Two Million Dollars ($2,000,000) immediately upon the execution of this Agreement.

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

         6.2 TAXES. Licensee agrees to pay, and to indemnify and hold Axys harmless from, any and all taxes, including without limitation sales taxes, use taxes and filing fees, as well as the collection or withholding thereof, imposed upon or arising out of the licenses granted to Licensee hereunder, but excluding any taxes based on the net income of Axys.

7.       REPRESENTATIONS AND WARRANTIES.

         7.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Party that:

                  (A) it has the full corporate power and authority under the laws of the state of its incorporation to enter into this Agreement and to carry out the provisions hereunder;

                  (B) to its knowledge as of the date of this Agreement, the performance by either Party of the activities under this Agreement will not infringe any Intellectual Property Rights owned by a third party;

                  (C) it will not take any material action or fail to take any material action which would be in conflict with its obligations under this Agreement;

                  (D) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance; and

                  (E) the execution, delivery and performance of this Agreement by it does not materially conflict with any agreement, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

         7.2 AXYS REPRESENTATIONS AND WARRANTIES. Axys represents and warrants to Licensee that:

                  (A) Axys has the full right to grant the licenses set forth in
Section 2 (License Grants and Restrictions) hereof, free and clear of any adverse assignment, grant or other encumbrance inconsistent with such grant, subject to Axys' reservation of rights set forth in Section 2.3 (Reservation of Rights); and

                  (B) to Axys' knowledge as of the date of this Agreement, the Axys Software and Database does not contain any Computer Virus and Axys shall use due diligence in screening the Axys Software and Database prior to delivery to Licensee to minimize the possibility of the introduction of an identified and acknowledged Computer Virus into Licensee's systems. For purposes of this Agreement, a "Computer Virus" is an undocumented and unauthorized program designed to cause a loss of, or damage to, data files; or to gain access to, and/or interfere with, the operations of, other programs or computer resources, or any other results not intended by the user of the computer system on which the virus resides.

                  (C) Prior to the Effective Date, Axys has not licensed, sold or transferred, or agreed to license, sell or transfer, the Database to any third party.

         7.3 AXYS DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7 (REPRESENTATIONS AND WARRANTIES), THE AXYS SOFTWARE, DATABASE AND DOCUMENTATION ARE PROVIDED TO LICENSEE ON AN "AS IS"


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

BASIS AND AXYS HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. AXYS DOES NOT REPRESENT OR WARRANT THAT THE AXYS SOFTWARE AND DATABASE WILL MEET THE LICENSEE'S NEEDS OR WILL BE FREE FROM ERRORS OR OMISSIONS AND AXYS HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY OF SEQUENCE, ACCURACY OR COMPLETENESS OF THE DATA.

8. INDEMNIFICATION.

         8.1 LICENSEE INDEMNITY. Licensee acknowledges that Axys is not directly or indirectly engaged in the practice of medicine and that all medical-related information in or provided by the Axys Software or Database is provided for research and informational purposes only. Licensee further acknowledges that the Axys Software and Database is not designed or intended for use in providing advice or opinions on the treatment or care of an individual patient and that all business, research and clinical decisions made using the Axys Software or Database will be Licensee's exclusive responsibility. Licensee hereby agrees to indemnify and defend Axys from any costs, damages, and reasonable attorneys' fees resulting from all claims by third parties (i) arising from any act, omission, failure to act, or misrepresentation by Licensee in its use or sublicense of the Axys Software or Database; (ii) arising, directly or indirectly, out of any medical, health care, clinical trial, drug discovery or drug development decision made by Licensee or any of its sublicensees whether or not such decision arose out of or relates to the use of the Axys Software or Database, in whole or in part; or (iii) any intentional misconduct of Licensee occurring after the Effective Date; provided that Axys gives Licensee prompt written notice of any such claim, tenders to Licensee the defense or settlement of such a claim at Licensee's expense, and cooperates with Licensee, at Licensee's expense, in defending or settling such claim. The rights granted to Axys under this Section 8.1 (Licensee Indemnity) shall be Axys' sole and exclusive remedy and Licensee's sole obligation for any such third party claim.

         8.2 AXYS INDEMNITY. Axys hereby agrees to indemnify and defend Licensee from any costs, damages, and reasonable attorneys' fees resulting from all claims by third parties arising from (i) any breach by Axys of any of the representations and warranties made by Axys to Licensee under this Agreement or
(ii) any intentional misconduct of Axys occurring after the Effective Date; provided that Licensee gives Axys prompt written notice of any such claim, tenders to Axys the defense or settlement of such a claim at Axys' expense, and cooperates with Axys, at Axys' expense, in defending or settling such claim. The rights granted to Licensee under this Section 8.2 (Axys Indemnity) shall be Licensee's sole and exclusive remedy and Axys' sole obligation for any such third party claim.

         8.3 LIMITATION ON INDEMNITY. Neither Party shall be entitled to indemnification under this Article 8, notwithstanding any other provision hereof to the contrary, to the extent that the events giving rise to the claim for which indemnification is sought are due to the intentional misconduct or negligence of the Party seeking indemnification, or any of its officers, directors, employees or agents.

9. LIMITATION OF LIABILITY. Neither Party shall be liable to the other Party or any third party for any loss of use, interruption of business or any indirect, special, incidental or consequential damages of any kind (including lost profits) regardless of the form of action whether in contract, tort (including negligence), strict product liability or otherwise, arising out of this Agreement or the existence, furnishing, functioning or use of or inability to use the Axys Software or Database, or to any third party with respect thereto, even if such Party has been advised of the possibility of such damages. In no event shall either Party's liability under this


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Agreement, whether in contract, tort (including negligence) or otherwise, exceed the license fee paid by Licensee hereunder. The foregoing limitations shall apply even if the above stated warranties fail of their essential purpose. Notwithstanding the foregoing, Licensee's limitation of liability hereunder shall not apply to any breach of this Agreement related to the scope of the licenses granted in Section 2 (License Grants and Restrictions) or ownership and protection of Axys' proprietary rights set forth in Section 3.1 (Axys
Ownership).

10.      CONFIDENTIALITY.

         10.1 CONFIDENTIALITY. During the term of this Agreement and thereafter, each Party hereto will maintain in confidence all Confidential Information disclosed by the other Party hereto. Neither Party will use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the disclosing Party will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. Each Party will promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

         10.2 AXYS SOFTWARE AND DATABASE CONFIDENTIALITY. Axys hereby agrees to
(i) maintain the Axys Software and Database as its Confidential Information;
(ii) to obtain prior agreement from any third parties to whom disclosure is made to hold such Confidential Information in confidence and not make use of such Confidential Information for any unauthorized purpose; and (iii) to use at least the same standard of care and due diligence Axys uses to protect its other Confidential Information which Axys has disclosed to third parties to ensure that such third parties do not disclose or make any unauthorized use of the Axys Software and Database.

         10.3 EXCEPTIONS. Notwithstanding the other provisions of this Agreement, nothing received by the receiving Party will be considered to be the Confidential Information of the other disclosing Party if:

                  (A) It has been published or is otherwise readily available to the public other than by a breach of this Agreement;

                  (B) It has been rightfully received by the receiving Party from a third party without confidential limitations;

                  (C) It has been independently developed for the receiving Party by personnel or agents having no access to the disclosing Party's Confidential Information; or

                  (D) It was known to the receiving Party prior to its first receipt from the disclosing Party.

11.      TERMINATION.

         11.1 TERM. The term of this Agreement shall commence as of the Effective Date and shall continue until terminated pursuant to Section 11.2 (Termination for Breach) below.

         11.2 TERMINATION FOR BREACH.

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                  (A) Axys may terminate this Agreement and all licenses granted by Axys hereunder upon thirty (30) days' written notice of a material breach of this Agreement by Licensee that is likely to cause irreparable damage to Axys' Intellectual Property Rights in the Axys Software or Database for which recovery of money damages would be inadequate, if such breach is not cured within such thirty (30) day period or, if such breach cannot reasonably be expected to be cured within such thirty (30) day period, Licensee has not commenced within such thirty (30) day period best efforts to effect such cure as promptly as possible and has not continued to use its best efforts in the exercise of prudent business judgment until such cure is effected; provided that in no event shall the period in which to cure such breach exceed one hundred eighty (180) days from Axys' written notice of a material breach of this Agreement.

                  (B) Licensee may terminate this Agreement upon thirty (30) days' written notice of a material breach of this Agreement by Axys for which recovery of money damages would be inadequate, if such breach is not cured within such thirty (30) day period or, if such breach cannot reasonably be expected to be cured within such thirty (30) day period, Axys has not commenced within such thirty (30) day period best efforts to effect such cure as promptly as possible and has not continued to use its best efforts in the exercise of prudent business judgment until such cure is effected; provided that in no event shall the period in which to cure such breach exceed one hundred eighty (180) days from Licensee's written notice of a material breach of this Agreement.

         11.3 EFFECTS OF TERMINATION.

                  (A) RETURN OF AXYS SOFTWARE, DATABASE AND CONFIDENTIAL INFORMATION. Upon termination of this Agreement pursuant to Section 11.2 (Axys Termination for Breach) above, Licensee will promptly return or destroy the Axys Software and Database and all copies thereof, in its possession, and promptly return to Axys any and all Confidential Information of Axys, existing in tangible form. Upon termination of this Agreement pursuant to Section 11.2 above, Axys will promptly return to Licensee any and all Confidential Information of Licensee, existing in tangible form.

                  (B) LICENSEE DERIVATIVES. Upon termination of this Agreement pursuant to Section 11.2 above, Licensee shall discontinue all use of and shall destroy all copies of the Licensee Derivatives, to the extent that such Licensee Derivatives contain or incorporate the Axys Software, Database, or any component thereof or information therein.

                  (C) EXISTING SUBLICENSES. Termination of this Agreement and the licenses granted to Licensee shall not affect any sublicenses granted by Licensee prior to the date of termination, so long as such sublicensees continue to comply with the restrictions set forth in Section 4 (Sublicensing of Axys Software and Database).

                  (D) NO LIABILITY. Each Party understands that the rights of termination hereunder are absolute. Neither Party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement, by such Party or any expiration hereof which complies with the terms of the Agreement, whether or not such Party is aware of any such damage, loss or expenses. In particular, without in any way limiting the foregoing, neither Party shall be entitled to any damages on account of prospective profits or anticipated sales.

                  (E) SURVIVAL. The provisions of Sections 1 (Definitions), 3 (Ownership), 4 (Sublicensing of the Axys Software and Database), 6 (Payment and Taxes), 7 (Representations and Warranties), 8 (Indemnification), 9 (Limitation of Liability), 10 (Confidentiality), 11.3 (Effects of Termination), and 12 (General Provisions) shall survive termination of this Agreement for any reason.

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12.      GENERAL PROVISIONS.

         12.1 NO AGENCY. Each Party shall act solely as an independent contractor and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partnership, principal and agent or joint venture between the Parties.

         12.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware that apply to contracts negotiated, executed and performed within the State of Delaware.

         12.3 NOTICES. All notices permitted or required under this Agreement shall be in writing and shall be delivered by registered or certified mail, return receipt requested, to the address set forth in the first paragraph of this Agreement or delivered by hand. All notices shall be deemed to have been given two days after such notice is mailed, as evidenced by the postmark at the point of mailing or on the date of personal delivery, if not mailed. If the notice is to Axys, a copy shall also be sent to its General Counsel.

         12.4 INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provision of this Agreement, breach of the provisions of this Agreement regarding the protection of Confidential Information by Licensee will cause Axys irreparable damage for which recovery of money damages would be inadequate, and that Axys shall therefore be entitled to seek timely injunctive relief to protect Axys' rights under this Agreement in addition to any and all remedies available at law.

         12.5 WAIVER. The failure of either Party to require performance by the other Party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either Party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

         12.6 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Axys or Licensee deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. The Parties further agree to discuss in good faith an amendment to replace such void, invalid, unenforceable, or unlawful provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void, invalid, unenforceable or unlawful provision.

         12.7 HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

         12.8 COMPLIANCE WITH LAWS; EXPORT CONTROLS. Each Party agrees to comply with all applicable laws, rules and regulations in connection with its activities under this Agreement. Each Party further agrees that it will comply with all U.S. export control laws and the applicable regulations thereunder, as well as any other applicable laws of the U.S. affecting the export of technology.

         12.9 ASSIGNMENT. Subsequent to the execution of this Agreement, Licensee may assign this Agreement to PPGx, Inc. Upon such assignment, PPGx, Inc. shall agree in writing to be bound by all of Licensee's obligations under this Agreement; thereafter the term "Licensee" as used in this Agreement shall be understood to mean PPGx, Inc., whose rights and obligations shall be governed by this Agreement. Except as expressly set forth above, Licensee shall not


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assign any rights or obligations arising under this Agreement without the prior written consent of Axys. Notwithstanding the foregoing, PPGx, Inc. may assign this Agreement to a third party in the event of a merger, acquisition, reorganization or recapitalization by or of PPGx, Inc., upon written notice to Axys. Subject to the above restrictions on assignment, this Agreement shall inure to the benefit of and bind the successors and assigns of the Parties. Any attempted assignment in derogation of the foregoing shall be void.

         12.10 U.S. GOVERNMENT SUBLICENSEES. The Axys Software and Database are "commercial items," as defined at 48 C.F.R. 2.101 (Oct 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sep 1995). Consistent with 48 C.F.R.
12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (Jun 1995), Licensee will provide the Axys Software and Database to U.S. Government sublicensees (i) only as a commercial end item and (ii) with only those rights as are granted to all other sublicensees pursuant to the terms and conditions of this Agreement.

         12.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

         12.12 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the entire, final and complete agreement and understanding between the Parties, and replaces and supersedes all prior discussions and agreements between them, with respect to the subject matter hereof. No amendment, modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective authorized representatives. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

AXYS:                                     LICENSEE:

AXYS PHARMACEUTICALS, INC.                PHARMACEUTICAL PRODUCT
                                          DEVELOPMENT, INC.


/s/ John P. Walker                        /s/ Fredric N. Eshelman
--------------------------                -------------------------------
Authorized Signature                      Authorized Signature

John P. Walker                            Fredric N. Eshelman
--------------------------                -------------------------------
Printed Name                              Printed Name

Chairman / CEO                            CEO
--------------------------                -------------------------------
Title                                     Title

January 31, 1999                          January 31,1999
--------------------------                -------------------------------
Date                                      Date


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                                   EXHIBIT 1.3

                                  AXYS SOFTWARE


                                        1
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                                  EXHIBIT 1.14

                              THIRD PARTY SOFTWARE


                                       1